Ex. 99.1
XPEL Reports Revenue Growth of 11.1% to $125.4 million in Third Quarter 2025;
Announces Strategic Investments in Manufacturing and Supply Chain

San Antonio, TX – November 5, 2025 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the third quarter of 2025. Additionally, the Company has announced it will be making further strategic investments in its manufacturing and supply chain.

Third Quarter 2025 Overview:

•Revenue increased 11.1% to $125.4 million in the third quarter of 2025.

•Gross margin of 41.8% in the third quarter of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) decreased 8.1% to $19.9 million, or 15.9% of revenue, compared to $21.7 million, or 19.2% of revenue in the third quarter of 2024.2

•Net income decreased 11.8% to $13.1 million, or $0.47 per basic and diluted share, versus net income of $14.9 million, or $0.54 per basic and diluted share in the third quarter of 2024.

First Nine Months 2025 Overview:

•Revenue increased 13.1% to $353.9 million in the first nine months of 2025.

•Gross margin of 42.3% in the first nine months of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 4.6% to $57.8 million, or 16.3% of revenue, compared to $55.2 million, or 17.6% of revenue in the first nine months of 2024.2

•Net income increased 3.7% to $37.9 million, or $1.37 per basic and diluted share, versus net income of $36.6 million, or $1.32 per basic and diluted share in the first nine months of 2024.

Barry Wood, Senior Vice President and Chief Financial Officer of XPEL, commented, "The Company delivered record revenue performance in the quarter as we continue to see momentum in the business. We did see some gross margin pressure during the third quarter due to unfavorable, non-tariff related price increases that were not in line with the market. We have mitigated that and expect gross margin to return to its normal trajectory beginning in the fourth quarter. Our SG&A in the quarter reflects continued investment in the channel to support our new countries and our new service businesses. We believe we are well positioned to drive leverage in our cost structure in the coming quarters and deploy capital in a manner that maximizes shareholder value."

Enhanced Investment in Manufacturing and Supply Chain

XPEL announced that it will increase its investment in manufacturing and supply chain via capital expenditures, mergers/acquisitions, and/or joint ventures. The Company anticipates investing $75 million to $150 million over the next two years with the goal of increasing gross margin to a range of 52% to 54% and operating margin to the mid to high 20% range by the end of 2028.

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "Given our scale today, we believe this is the right time to further invest in manufacturing and our supply chain with the intention of driving significant margin improvement. This initiative represents a meaningful inflection point for the potential future profitability of the business."

Financial Highlights for the Third Quarter 2025:

Summary consolidated financial information for the three months ended September 30, 2025 and 2024 (unaudited, dollars in thousands):

	Three Months Ended September 30,				% Change
	2025	% of Total Revenue	2024	% of Total Revenue	2025 vs. 2024
Total revenue	$125,415	100.0%	$112,852	100.0%	11.1%
Gross margin	52,424	41.8%	47,916	42.5%	9.4%
Operating Expenses	35,673	28.4%	29,529	26.2%	20.8%
Net income	13,135	10.5%	14,892	13.2%	(11.8)%
EBITDA[2]	19,944	15.9%	21,698	19.2%	(8.1)%
Net cash provided by operating activities	$33,154	n/a	$19,559	n/a	69.5%

Geographical Revenue Summary

	Three Months Ended September 30,		%	% of Total Revenue
	2025	2024	Inc (Dec)	2025	2024
United States	$71,725	$64,565	11.1%	57.2%	57.2%
Canada	12,975	14,415	(10.0)%	10.4%	12.8%
North America	84,700	78,980	7.2%	67.6%	70.0%
China	10,074	9,058	11.2%	8.0%	8.0%
Asia Other	5,545	3,851	44.0%	4.3%	3.4%
Asia Pacific	15,619	12,909	21.0%	12.3%	11.4%
EU, UK, and Africa	16,537	12,835	28.8%	13.2%	11.4%
India and Middle East	5,718	5,301	7.9%	4.6%	4.7%
Latin America	2,841	2,827	0.5%	2.3%	2.5%
Total	$125,415	$112,852	11.1%	100.0%	100.0%

Overall Revenue
•Total revenue grew 11.1% compared to third quarter of 2024 ("YoY").
•Minimal impact from China distributor acquisition due to late third quarter close.

Product and Service Revenue
•Total product revenue increased 9.8% YoY and represented 76.1% of total revenue.
•Total window film revenue increased 22.2% YoY and represented 22.0% of total revenue.
•Total service revenue increased 15.7% YoY and represented 23.9% of total revenue.
•Total installation revenue (labor and product combined) grew 21.3% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 9.0% YoY.

Other Financial Information
•Gross margin percentage was 41.8% and 42.5% in the third quarter of 2025 and 2024, respectively.
•Sales and marketing expense increased 29.7% YoY.
•General and administrative expense increased 15.8% YoY.

Cash Flows from Operations
•Cash flows provided by operations were $33.2 million in the third quarter of 2025; highest quarter in our history

2025 Outlook

•The Company expects fourth quarter 2025 revenue of approximately $123 - $125 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2025 Fourth Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, November 5, 2025 at 11:00 a.m. Eastern Time to discuss the Company’s third quarter 2025 results.

To access the live webcast, please visit the XPEL, Inc. website at https://investor.xpel.com/events-and-presentations/.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 174259.

A replay of the teleconference will be available until December 5, 2025 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53055.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2025 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the third quarter of 2025, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full third quarter 2025 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to November 7, 2025.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could,"

"would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Product revenue	$95,459	$86,950	$268,966	$237,002
Service revenue	29,956	25,902	84,967	75,871
Total revenue	125,415	112,852	353,933	312,873

Cost of Sales
Cost of product sales	59,838	53,967	166,468	147,376
Cost of service	13,153	10,969	37,629	31,840
Total cost of sales	72,991	64,936	204,097	179,216
Gross Margin	52,424	47,916	149,836	133,657

Operating Expenses
Sales and marketing	13,794	10,637	37,531	31,308
General and administrative	21,879	18,892	65,136	55,547
Total operating expenses	35,673	29,529	102,667	86,855

Operating Income	16,751	18,387	47,169	46,802

Interest expense	1	97	83	962
Foreign currency exchange loss/(gain)	110	(332)	(1,164)	216

Income before income taxes	16,640	18,622	48,250	45,624
Income tax expense	3,505	3,730	10,321	9,033
Net income	13,135	14,892	37,929	36,591
Net income attributed to non-controlling interest	195	—	113	—
Net income attributable to stockholders of the Company	$12,940	$14,892	$37,816	$36,591

Earnings per share attributable to stockholders of the Company
Basic	$0.47	$0.54	$1.37	$1.32
Diluted	$0.47	$0.54	$1.37	$1.32
Weighted Average Number of Common Shares
Basic	27,675	27,642	27,665	27,636
Diluted	27,701	27,644	27,683	27,639

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	September 30, 2025	December 31, 2024
Assets
Current
Cash and cash equivalents	$64,497	$22,087
Accounts receivable, net	36,882	29,146
Inventory, net	128,715	110,904
Prepaid expenses and other current assets	4,438	5,314
Income tax receivable	—	893
Total current assets	234,532	168,344
Property and equipment, net	16,229	17,735
Right-of-use lease assets	21,497	19,490
Intangible assets, net	56,267	34,562
Deferred tax asset, net	2,117	—
Other non-current assets	4,761	1,350
Goodwill	52,292	44,126
Total assets	$387,695	$285,607
Liabilities
Current
Current portion of notes payable	$69	$63
Current portion lease liabilities	6,487	4,666
Accounts payable and accrued liabilities	52,226	36,138
Income tax payable	2,121	—
Other short-term liabilities	23,442	651
Total current liabilities	84,345	41,518
Deferred tax liability, net	—	469
Other long-term liabilities	12,628	1,810
Non-current portion of lease liabilities	16,752	16,126
Non-current portion of notes payable	116	229
Total liabilities	113,841	60,152
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,678,601 and 27,651,773 issued and outstanding, respectively	28	28
Additional paid-in-capital	18,165	15,550
Accumulated other comprehensive loss	(843)	(4,236)
Retained earnings	251,929	214,113
Stockholders' equity	269,279	225,455
Non-controlling interest	4,575	—
Total stockholders’ equity	273,854	225,455
Total liabilities and stockholders’ equity	$387,695	$285,607

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$13,135	$14,892	$37,929	$36,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,640	1,504	4,733	4,308
Amortization of intangible assets	1,663	1,475	4,722	4,327
Gain on sale of property and equipment	(17)	(6)	(11)	(35)
Stock compensation	1,080	862	2,776	2,329
Provision for credit losses	678	91	859	279
Deferred income tax	(825)	(553)	(2,727)	(1,414)

Changes in assets and liabilities:
Accounts receivable, net	455	279	(7,386)	(5,475)
Inventory, net	(2,716)	(3,592)	5,195	5,174
Prepaid expenses and other current assets	1,590	(1,477)	(308)	(2,785)
Income taxes receivable and payable	1,902	957	2,954	370
Accounts payable and accrued liabilities	14,569	5,127	15,535	(2,172)
Net cash provided by operating activities	33,154	19,559	64,271	41,497
Cash flows used in investing activities
Purchase of property, plant and equipment	(989)	(1,257)	(2,934)	(5,085)
Proceeds from sale of property and equipment	19	40	34	40
Acquisition of businesses, net of cash acquired	(14,981)	(592)	(15,165)	(6,520)
Purchases of long term investments	(1,685)	—	(1,685)	—
Development of intangible assets	(248)	(580)	(1,036)	(1,421)
Net cash used in investing activities	(17,884)	(2,389)	(20,786)	(12,986)
Cash flows from financing activities
Net payments on revolving line of credit	—	(11,000)	—	(19,000)
Restricted stock withholding taxes paid in lieu of issued shares	—	(88)	(161)	(175)
Repayments of notes payable	(18)	(13)	(117)	(44)
Proceeds from deferred acquisition consideration	(147)	—	(147)	—
Net cash used in financing activities	(165)	(11,101)	(425)	(19,219)
Net change in cash and cash equivalents	15,105	6,069	43,060	9,292
Foreign exchange impact on cash and cash equivalents	(199)	(67)	(650)	85
Increase in cash and cash equivalents during the period	14,906	6,002	42,410	9,377
Cash and cash equivalents at beginning of period	49,591	14,984	22,087	11,609
Cash and cash equivalents at end of period	$64,497	$20,986	$64,497	$20,986

Supplemental schedule of non-cash activities
Non-cash acquisition consideration	$33,537	$—	$33,537	$—
Non-cash lease financing	$1,556	$1,172	$4,396	$6,210
Issuance of common stock for vested restricted stock units	$327	$438	$848	$900
Non-cash minority interest contribution	$4,462	$—	$4,462	$—
Supplemental cash flow information
Cash paid for income taxes	$2,665	$3,458	$10,122	$10,256
Cash paid for interest	$—	$151	$89	$995

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$13,135	$14,892	$37,929	$36,591
Interest	1	97	83	962
Taxes	3,505	3,730	10,321	9,033
Depreciation	1,640	1,504	4,733	4,308
Amortization	1,663	1,475	4,722	4,327
EBITDA	$19,944	$21,698	$57,788	$55,221